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                                                                    EXHIBIT 23.1



           [BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A. LETTERHEAD]






March 1, 1999

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form SB-2 (No. ________________) of our report dated March 1, 1999, with respect to the financial statements of CyberGuide Online, Inc., as of and for the period November 19, 1998 (date of incorporation) to December 31, 1998, filed with the Securities and Exchange Commission.



/s/ BEARD, NERTNEY, KINGERY, CROUSE & HOHL, P.A.